Exhibit 99.3

Westrock Coffee Holdings, LLC Business Combination with Riverview Acquisition Corporation
Deal Announcement Investor Conference Call Transcript
April 4, 2022

Operator

Hello and welcome to the Westrock Coffee Holdings, LLC and Riverview Acquisition Corp. transaction conference call. We appreciate everyone joining us today. The information discussed today is qualified in its entirety by the Form 8-K that has been filed today by Riverview and may be accessed on the SEC’s website, including the exhibits thereto. Please note that the press release issued this morning and related SEC documents can also be found on Riverview Acquisition’s website at Riverviewacquisitioncorp.com and on the Westrock Coffee website at Westrockcoffee.com. The investor deck that will be presented as part of today’s discussion has been publicly filed with the SEC and posted on Riverview’s and Westrock Coffee’s website, where it is available for download. Please review the disclaimers included therein and refer to that as the guide for today’s call including for a reconciliation of non-GAAP metrics. In particular, this call contains forward-looking statements that are subject to risks and uncertainties. In addition, further information about us and the proposed transaction will be contained in filings with the SEC, and we encourage you to read those carefully. For everyone on the call, Riverview and Westrock Coffee will not be fielding questions today.  Hosting today’s call from Riverview is Brad Martin, Chairman and CEO, and from Westrock Coffee are Scott Ford, CEO and Co-Founder, and Chris Pledger, CFO.

I will now turn the call over to Mr. Brad Martin. Please go ahead.

Brad Martin – Chairman and CEO of Riverview Acquisition Corporation

Thank you operator, and thanks to all of you for joining us today. I am Brad Martin, the Chairman and CEO of Riverview Acquisition Corporation, and I am delighted to announce this transaction between Riverview and Westrock Coffee.

When we launched the Riverview IPO last August, I told our prospective investors that our goal was to find a merger partner in an attractive business with tangible growth prospects in which we could invest, one that had a solid market position with competitive strengths, and also one that was led by an experienced, public company-ready management team that has demonstrated a commitment to maximizing value while operating with the highest level of integrity.  After an extensive process in which we reviewed a number of opportunities, I am confident that we have achieved our objective with the proposed business combination between Riverview and Westrock Coffee.

Westrock Coffee is a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider to many of the world’s most iconic and transformative brands. Among the characteristics which differentiate Westrock in this massive market are its management of a proprietary digital technology stack, which gives customers visibility into every step of its supply chain.  From its very beginning, Westrock has followed a purpose-driven mission to improve the lives of farmers who produce the beans on which this industry relies.

Westrock has an outstanding management team led by its CEO and Co-Founder, Scott Ford.  Scott is the former CEO of Alltel, an enterprise that his father and he built, and led for decades, and while doing so, they created very significant shareholder value.  I’ve long admired the Ford family, and because of my respect for them, I approached Scott about the possibility of Westrock partnering with Riverview.  With its intense customer, commercial, and mission focus, this Westrock team has built a terrific business over the past 13 years and the company is now poised for a very promising future.  Upon completion of the merger, the Westrock management team will be the largest equity owners in our company, and my fellow shareholders in Riverview and my partners in the PIPE investment are delighted to become part of the Westrock Coffee family.

The merger values Westrock at an enterprise value of approximately $1.086 billion at $10 per share, that represents approximately fourteen and a half times Westrock’s projected 2022 adjusted EBITDA. Assuming no redemptions from Riverview shareholders, the transaction will deliver approximately $500 million in gross cash proceeds to the combined company, and Westrock Coffee’s existing shareholders, none of whom are selling a share, will own approximately 53% of the shares of the combined company upon closing.  The transaction includes a committed $250 million common stock PIPE investment, again at $10 per share, in which members of our sponsor group at Riverview and I have committed $60 million. The founders of Westrock Coffee have committed an additional $25 million to the PIPE.  And we have also received commitments of $78 million dollars each from HF Capital, the Haslam Family Investment Office, and from funds managed by Southeastern Asset Management Company.  Additionally, Westrock Coffee has entered into a financing commitment from Wells Fargo Bank to provide a $300 million Senior Secured Credit Facility which will include a $150 million term and a $150 million revolving loan commitment.  The term loan will be fully funded at closing and the revolver is expected to be largely undrawn at that time.

This combination of the private investment we are making in the company, the new $300 million credit facility and the opportunity for participation by Riverview Acquisition shareholders, provides a very solid financial foundation to pursue the Westrock growth strategy.  To share that strategy with you I’ll turn it over to Scott Ford, CEO and Co-Founder of Westrock.

Scott?

Scott Ford – CEO and Co-Founder of Westrock Coffee Company, LLC

Thank you, Brad.  I am excited to be here today to introduce you to Westrock Coffee Company.  We are a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider to the world’s most iconic and transformative brands.  We operate a business-to-business model as “the brand behind the brands” in order to provide smallholder farmers and their families in developing countries the ability to advance their quality of life and economic well-being.

We started Westrock Coffee in 2009 when we saw the need for coffee farmers to earn a living wage and realized that a new business model for the industry could enable this outcome while being self-sustaining and un-reliant on the vagaries of charity or consumer price premiums.  We are commercial operators who understand that competitive and transparent pricing, efficient operations, and cost discipline - coupled with agricultural best practices - have the power to transform the lives of millions of people who today, sometimes struggle to properly care for, feed, and educate their children.

This duality of purpose, where we are in effect commercial warriors in pursuit of the empowerment of farmers at the beginning of global food supply chains, is the common bond that our team – and our investors - rally around daily.  We realize that we must be supremely competitive when we offer our products and services in order to create demand pull for our partner farmers, many of whom are women in developing countries.  We summarize this duality of purpose simply as “when we win, she wins”.

What began as something of a personal mission, is today the nation’s largest supplier of coffee, tea, and liquid extracts to the retail, restaurant and food service, convenience store and travel center, non-commercial accounts, and hospitality industries.  Our coffee products include roasted and ground coffee in a variety of finished good packaging formats from fractional packs to retail bags to single serve cups.  Our tea products include iced tea, hot tea, and specialty herbal teas with packaging formats ranging from loose-leaf, filter packs, tea bags, to pyramid sachets.  And our liquid extract products include a full range of beverage concentrates and flavoring systems for both branded and private label customers.  These products include concentrates for ready-to-drink beverages, ice creams, shakes, sauces, baked goods in various finished good formats that will soon be expanded to everything from bulk containers, to multi-use plastic bottles, to cans, to glass bottles, and BIBs.

We offer these products in order to meet the demanding needs of our global clients in a fashion that we can all be proud of, where each party in the value chain prospers and is accounted for, and where the impact at origin of these economic transactions is maximized and consistent.

Now, I have provided the background on our mission and our ethos, I want to walk you through our compelling investment opportunity.

First, we are a proven management team with decades of experience with highly successful companies such as Alltel, Tyson Foods, Coca-Cola, General Mills and Hershey, with a long track record of creating value both through organic growth and via acquisitions.

We have a purpose driven mission, which is delivering a measurable and sustained impact.  We are founded on the belief that growth is an inevitable byproduct of investments in infrastructure, farmer development, supply chains, product innovation, and technological advancement when combined with exceptional personal service.

We have a truly unique business model, as we have what we believe is still the only fully digitally traceable technology system in the coffee industry globally.  We utilize our proprietary systems and other traceability technologies to give our customers visibility into every step of their supply chains.

Importantly, we are in a large and growing addressable market with significant opportunities to increase sales.  The wholesale global coffee and tea market is estimated to be $318 billion, this is expanding at a 6% compounded annual growth rate.  Our traditional core business has a total addressable market of $37 billion today, which we expect will expand significantly over the near-term.  Driving this growth is a generational shift of Millennials and Gen-Zs, who are prioritizing cold coffee and sustainability, over hot, black, anonymously sourced coffee.

We bring an unparalleled customer value proposition to our global customers powered by world-class market insights and product innovation teams, global production scale, digitally traceable supply chain technologies, and a comprehensive product portfolio.

As the “Brand behind the Brands” we supply the largest and most recognizable names across the retail, restaurant and food service, convenience store and travel center, non-commercial accounts, and hospitality industries.  The average tenure of our top 20 customers, including businesses we’ve acquired since our founding, is almost 20 years.  Further, our customer base is diverse with no single customer representing more than 10% of net sales.

I would like to turn the call over to our Chief Financial Officer, Chris Pledger, who’s going to walk you through our outlook for our growth and financial projections.

Christopher Pledger – CFO of Westrock Coffee Company, LLC

Thank you, Scott.  I want to provide some context around our size and historical performance before delving into our revenue and EBITDA projections.

Westrock Coffee currently provides over 20 million cups of coffee to the world daily.  We are the #1 coffee and tea provider to restaurants in the United States. And we are also one of the largest providers of coffee extracts and ingredients to the private label foodservice industry.  Interestingly though, while we supply 88% of our foodservice customer’s stores in the U.S., we supply less than 1% of their stores internationally. This illustrates the opportunity we have to expand internationally with our blue-chip customer base. An example of this, was the expansion of our global coffee roasting business in Asia last year, where we successfully went from concept to fully operating plant in 18 months at the request of one of our large international customers.  We believe this will be the first of many opportunities we have to grow in Europe, the Middle East and to further expand in Asia Pacific. We partner with approximately 1.5 million small holder farmers from 35 countries, and we have 1,200 employees with operations in 10 countries across the globe, and we manufacture in 8 manufacturing facilities across the globe.

In 2021, we generated $698 million in net sales and $47 million in adjusted EBITDA. In 2022, we expect to generate $960 million in net sales and $75 million in adjusted EBITDA.

Turning to our balance sheet, at December 31, 2021 we had approximately $310 million in net debt, representing net leverage of 5.5x based on fourth quarter 2021 annualized adjusted EBITDA.  We expect this transaction to be a significant de-leveraging event for the Company. Following the close of the transaction and the refinancing of our debt, we expect to have approximately $120 million in net cash, assuming no redemptions by Riverview shareholders.

Now I would like to turn the call back over to Scott, to talk about our growth strategies.

Scott Ford – CEO and Co-Founder of Westrock Coffee Company, LLC

Thank you, Chris.  We have four basic growth pillars we intend to execute against over the next few years.

The first is to expand our product offerings to meet the demands of a rapidly growing market that is aligned with generational and lifestyle trends. We have been prolific with respect to new product innovations, having developed more than 50 new products since 2020, primarily in the fast-growing extracts category.

Our second growth pillar is to expand our customer base.  We have added 20 new customers since 2020 and currently have more than 100 targets.  And our recently announced expansion plans for our extract related product facilities in both North Carolina and Arkansas have served to introduce us to an entirely new potential customer base as well.

Our third pillar is to expand geographically.  We are in the enviable position of having our current customers asking us for international expansion.  As Chris mentioned, while we typically serve 88% of the doors of our foodservice customers here in the US, we serve less than 1% of those same customers’ international locations.  This affords us an incredible, built-in, expansion opportunity.

Our fourth strategy is simply to use acquisitions in service of these three core growth pillars.  We have a proven ability and long-track record of executing and integrating accretive acquisitions.  We have a pipeline with more than 50 potential targets, with over $5 billion in annual revenues.  Importantly, we expect to have a clean balance sheet and a liquid currency on the other side of closing the transaction with Riverview to enable this acquisition strategy.

In closing, the announcement today of our plans to go public through this business combination transaction with Riverview represents a truly monumental milestone in Westrock Coffee’s journey.  This transaction would not have been possible without the unyielding efforts of the many people at Westrock, our original private equity partners at The Stephens Group and Brown Brothers Harriman, and of course, the Riverview team led by Brad Martin.

Our mission to positively impact the coffee, tea, flavors, extracts, and ingredients market from crop to cup has proven to be both enormously successful and gratifying.

Our scaled platform and comprehensive portfolio of beverage solutions has allowed us to deliver high-quality products and service to the largest and most recognizable names in their industries, while making a meaningful impact in the lives of smallholder farmers, empowering them economically to improve their lives and the lives of their families and their communities.

This differentiated transaction with Riverview, with its fully committed, $250 million sponsor led common stock PIPE investment, will catapult our efforts globally and open a pathway for public investors to participate in our important work.  All of us at Westrock Coffee are thrilled to join Brad and the Riverview team for the launch of what I believe will be a tremendously successful public venture.

If you are looking for additional information, I’d like to encourage you to review our investor presentation, which can be found, along with all the other transaction-related materials, on our website at Westrockcoffee.com.

Each of us would like to thank you for your time today.